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                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                           COLLAGEN AESTHETICS, INC.
                                       TO

                         INAMED ACQUISITION CORPORATION
                          A WHOLLY-OWNED SUBSIDIARY OF

                               INAMED CORPORATION

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates ("Share Certificates") representing shares of common stock, par value $.01 per share (the "Shares"), of Collagen Aesthetics, Inc., a Delaware corporation (the "Company"), and the associated Rights (as defined in the Offer to Purchase) are not immediately available, if time will not permit all required documents to reach The Bank of New York (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                              THE BANK OF NEW YORK

            By Mail:                  Facsimile Transmission:        By Hand or Overnight Courier:

  Tender & Exchange Department    (for Eligible Institutions Only)   Tender & Exchange Department
         P.O. Box 11248                    (212) 815-6213                 101 Barclay Street
      Church Street Station                                           Receive and Deliver Window
     New York, NY 10286-1248                                              New York, NY 10286

                                    For Confirmation Telephone:
                                           (800) 507-9357

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Inamed Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Inamed Corporation., a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 4, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares (including the associated preferred share purchase rights) indicated below pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

 Number of Shares:
 --------------------------------

 Certificate Nos. (if available):

 -----------------------------------------------------

 -----------------------------------------------------

 Check box if Shares will be tendered by book-entry transfer (including through DTC's ATOP):

 [ ] The Depository Trust Company

 Account Number:
 ---------------------------------

 Dated:
 ---------------------------------------------
Name(s) of Record Holder(s):

-----------------------------------------------------

-----------------------------------------------------
                                (PLEASE PRINT)

Address(es):
---------------------------------------

-----------------------------------------------------
                                                                     (ZIP CODE)

Area Code and Tel. No.:

-----------------------------------------------------

Signature(s):
--------------------------------------

-----------------------------------------------------

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary at one of its addresses set forth above either the certificates representing all tendered Shares, in proper form for transfer, a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of book-entry delivery of Shares, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within three trading days after the date of execution of this Notice of Guaranteed Delivery. A "trading day" is any day on which The Nasdaq National Market is open for business.

 Name of Firm:
 ------------------------------------

 -----------------------------------------------------
                             (AUTHORIZED SIGNATURE)

 Address:
 -------------------------------------------

 -----------------------------------------------------
                                                                      (ZIP CODE)

Title:
-----------------------------------------------

Name:
---------------------------------------------
                            (PLEASE PRINT OR TYPE)

Area Code and Telephone No.: ----------------------

Dated:
---------------------------------------------

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
      SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.
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